Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

The GEO Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(o) and 457(r)	—	—	$300,000,000	$ 0.00014760	$44,280

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts							$44,280

	Total Fees Previously Paid							—

	Total Fee Offsets							$32,730 (2)

	Net Fee Due							$11,550

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	The GEO Group, Inc. and the additional registrants listed therein	424(b)(5)	333-249772	6/28/2021	—	$32,730 (2)	Equity	Common Stock, par value $0.01 per share	—	$300,000,000	—

Fee Offset Sources	The GEO Group, Inc. and the additional registrants listed therein	424(b)(5)	333-249772	—	6/28/2021	—	—	—	—	—	$32,730 (2)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of the entire registration fee for the Registration Statement on Form S-3ASR (Registration No. 333-275219) filed by the registrant on October 30, 2023 (the “Registration Statement”), except for $32,730 that may be offset pursuant to Rule 457(p) as described in footnote 2 below. Table 1 above shall be deemed to update the “Calculation of Filing Fee Table” in the Registration Statement.

(2)

The registrant previously filed a prospectus supplement, dated June 28, 2021 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-249772), filed with the Securities and Exchange Commission on October 30, 2020 (the “Prior Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $300,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $32,730 was paid and no securities were sold thereunder. As of the date of this prospectus supplement, no securities have been sold under the Prior Registration Statement and the registrant therefore has not used any of the registration fee paid in connection with the Prior Prospectus Supplement. The offering of the unsold securities registered on the Prior Registration Statement terminated upon the effectiveness of the Registration Statement. In accordance with Rule 457(p) under the Securities Act, that full unused amount of the registration fee paid in connection with the Prior Registration Statement shall be applied to partially off-set the registration fee due in connection with this filing.

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